Exhibit 10.1

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This First Amendment to Credit and Security Agreement (this “Amendment”), dated as of November 18, 2013, is entered into by and between ROCKPILE ENERGY SERVICES, LLC, a Delaware limited liability company (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”)

RECITALS

Borrower and Lender are parties to a Credit and Security Agreement dated as of February 25, 2013 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

Borrower and Lender have agreed to make certain amendments to the Credit Agreement pursuant to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                                      Definitions.  Capitalized terms used in this Amendment (including in the Recitals) have the meanings given to them in the Credit Agreement unless otherwise expressly defined in this Amendment.

2.                                      Acknowledgment.  Borrower hereby acknowledges and agrees that, as of November 2, 2013, the outstanding principal balance of the Equipment Term Loan (as defined in the Credit Agreement as in effect prior to the date of this Amendment) was $9,450,000.

3.                                      Amendments to Credit Agreement.

(a)                                 Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                 Equipment Term Loan.  Subject to the terms and conditions of this Agreement:

(i)                                     on the Closing Date, Lender agrees to make a term loan (the “First Equipment Term Loan”) to Borrower in an amount equal to the First Equipment Term Loan Amount, and

(ii)                                  on November 18, 2013, Lender agrees to make an additional term loan (the “Second Equipment Term Loan”; together with the First Equipment Term Loan, collectively, the “Equipment Term Loan”) to Borrower in an amount equal to the Second Equipment Term Loan Amount.

The principal of the Equipment Term Loan shall be repaid in consecutive monthly installments of $627,777.78 each, commencing December 1, 2013 and continuing on the first day of each month thereafter. The outstanding unpaid principal balance and all accrued and unpaid interest on the Equipment Term Loan shall be due and payable on the

Termination Date. Any principal amount of the Equipment Term Loan that is repaid or prepaid may not be reborrowed.

(b)                                 Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.13                        Use of Proceeds.  Use the proceeds of any loan made hereunder for any purpose other than: (a) on the Closing Date, to pay fees, costs, and expenses, including Lender Expenses, incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby; and (b) consistent with the terms and conditions hereof, (i) in respect of Advances, for general corporate and working capital purposes (including the purchase of Equipment, payment of book overdrafts and to fund accounts payable of Borrower over 30 days past due), (ii) (A) in respect of the First Equipment Term Loan, to purchase or refinance Eligible Equipment and (B) in respect of the Second Equipment Term Loan, to repay Advances, purchase Equipment and for the refinancing of or reimbursement of costs incurred by Borrower with respect to Equipment, and (iii) in respect of each CapEx Term Loan, for the purchase or refinancing of or reimbursement of costs incurred by Borrower with respect to Eligible Additional Equipment; provided that no part of the proceeds of the Advances, Equipment Term Loan or any CapEx Term Loan made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.  Borrower shall not use the proceeds of any Advance in breach of Section 2.11(a).

(c)                                  Schedule 1.1 of the Credit Agreement is hereby amended by adding or amending, as the case may be, the following definitions to read as follows:

“Equipment Term Loan Amount” means $18,000,000 (it being understood that, as of the First Amendment Effective Date, the outstanding principal balance of the Equipment Term Loan was $16,950,000).

“First Amendment Effective Date” means November 18, 2013.

“First Equipment Term Loan” has the meaning specified therefor in Section 2.2(a).

“First Equipment Term Loan Amount” means $10,500,000 (it being understood that, as of the First Amendment Effective Date, the outstanding principal balance of the First Equipment Term Loan was $9,450,000).

“Second Equipment Term Loan Amount” means $7,500,000.

“Second Equipment Term Loan” has the meaning specified therefor in Section 2.2(a).

4.                                      No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement and the Loan Documents shall remain in full force and effect.

5.                                      Conditions Precedent. This Amendment shall be effective when Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Lender in its sole discretion:

(a)                                 The Amended and Restated Equipment Term Note, duly executed by Borrower (the “Replacement Note”).

(b)                                 The Acknowledgment and Agreement of Subsidiary Guarantors set forth at the end of this Amendment, duly executed by each Subsidiary Guarantor.

(c)                                  The Acknowledgment and Agreement of Parent Guarantor set forth at the end of this Amendment, duly executed by Parent Guarantor.

(d)                                 A certificate of status with respect to Borrower, dated within 15 days of the date of this Amendment, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction.

(e)                                  A certificate from the Secretary of Borrower (i) attesting that all appropriate action has been taken by Borrower’s Board of Directors to authorize the execution and delivery of this Amendment and the Replacement Note and performance of this Amendment, the Replacement Note and the Credit Agreement as amended hereby, (ii) attesting to the specific officers, agents or personnel of Borrower authorized to execute this Amendment and the Replacement Note on behalf of the Borrower, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower.

(f)                                   An opinion of Borrower’s counsel.

(g)                                  Such other matters as Lender may reasonably require.

6.                                      Condition Subsequent.  Not later than 30 days after the date of this Amendment, Borrower will deliver to Lender a certificate from the Secretary of Borrower attesting to and attaching true, correct and complete copies of the resolutions of Borrower’s Board of Directors authorizing the execution and delivery of this Amendment and the Replacement Note and performance of this Amendment, the Replacement Note and the Credit Agreement as amended hereby.

7.                                      Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a)                                 Borrower has all requisite power and authority to execute this Amendment and the Replacement Note and to perform all of its obligations under this Amendment, the Replacement Note and the Credit Agreement as amended hereby. This Amendment and the Replacement Note have been duly executed and delivered by Borrower and this Amendment, the Replacement Note and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b)                                 The execution and delivery of this Amendment and the Replacement Note, and the performance by Borrower of this Amendment, the Replacement Note and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action and do not (i) violate any material provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of Borrower except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower’s interest holders or any approval or consent of any Person under any Material Contract of Borrower, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

(c)                                  All of the representations and warranties contained in Exhibit D of the Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date.

8.                                      References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment.

9.                                      No Waiver of any Default or Event of Default. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any other Loan Document, whether or not known to Lender and whether or not existing on the date of this Amendment.

10.                               Release. Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description arising under, in connection with or related to any of the Obligations or any of the Loan Documents (other than with respect to future performance by the Lender of its obligations under the Loan Documents pursuant to the terms of the Loan Documents), whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.                               Costs and Expenses. Borrower hereby reaffirms its agreement under Section 17.9 of the Credit Agreement to pay or reimburse Lender with respect to Lender Expenses, including without limitation all reasonable fees and disbursements of legal counsel incurred by Lender in connection with this Amendment.

12.                               Miscellaneous. This Amendment, the Acknowledgment and Agreement of Subsidiary Guarantors and the Acknowledgment and Agreement of Parent Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart signature page to this Amendment by facsimile or by e-mail transmission shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Article, Section, subsection, paragraph and subparagraph headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

ROCKPILE ENERGY SERVICES, LLC

By:	/s/ James C. Evans
Name:	James C. Evans
Title:	CFO

Signature page to First Amendment to Credit and Security Agreement

LENDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Kevin M. Davidson
Name:	Kevin M. Davidson
Title:	Assistant Vice President

Signature page to First Amendment to Credit and Security Agreement